 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________________________

FORM 8-K

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2009

Edgewater Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square Wakefield, Massachusetts 01880

Registrant's telephone number, including area code: (781) 246-3343

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 4, 2009, Edgewater Technology, Inc. (the "Company") reported its results of operations for its fourth quarter and full year ended December 31, 2008. A copy of the press release issued by the Company concerning the foregoing results is furnished herewith as Exhibit 99.1 (the "Press Release") and is incorporated herein by reference in its entirety.

The Press Release includes non-GAAP financial information concerning Adjusted EBITDA, and the limitations of such data and purposes for such presentation are set forth in the Press Release. We have ceased using, as a non-GAAP financial measure, Cash Net Income and related per share calculations (which had been presented in previous earnings press releases) as Adjusted EBITDA is a measure we use to judge our qualitative performance on a period-to-period basis and Cash Net Income no longer conveys useful information by which we measure qualitative performance on a period-to-period basis.

The information contained herein and in the accompanying exhibit is being "furnished," as opposed to being "filed" pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and shall not be incorporated hereafter by reference into any filing of the Company, where made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit incorporated hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Edgewater Technology, Inc. Press Release dated March 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 5, 2009

Edgewater Technology, Inc.

By: /s/ KEVIN R. RHODES
Name: Kevin R. Rhodes
Title: Chief Financial Officer
(Principal Financial Officer)